UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2021

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Ballardvale Street

Wilmington, Massachusetts 01887

(Address of Principal Executive Offices) (Zip Code)

781-222-6000

(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 per share	CRL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On February 17, 2021, Charles River Laboratories International, Inc. (“Charles River”), Memphis Merger Sub, Inc. , a wholly-owned subsidiary of Charles River (“Merger Sub”), Cognate BioServices, Inc. (“Cognate”) and Mercury Fund 2 Holdco LLC, solely in its capacity as the initial representative of the Company Shareholders (as defined in the Merger Agreement) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Cognate, with Cognate surviving the merger as a wholly-owned subsidiary of Charles River (the “Merger”).

In connection and concurrently with Charles River’s entry into the Merger Agreement, (i) Charles River entered into support agreements (the “Support Agreements”) with certain shareholders of Cognate pursuant to which such shareholders have agreed to vote their Cognate shares in favor of the approval and adoption of the Merger Agreement, waive their statutory appraisal rights and agreed to certain other covenants and (ii) Charles River entered into a rollover agreement (the “Rollover Agreement”) with certain holders of Cognate options pursuant to which such holders have, among other things, agreed to exercise their options in accordance with the terms specified in the Rollover Agreement.

The Merger Agreement

Pursuant to the terms of the Merger Agreement, Charles River will acquire Cognate for approximately $875 million in cash, subject to certain customary adjustments. Consummation of the Merger is subject to customary closing conditions, including among other things: (i) the adoption and approval of the Merger Agreement by Cognate shareholders, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (iii) subject to the standards set forth in the Merger Agreement, the accuracy of representations and warranties as of the closing and (iv) the absence of any developments that would reasonably be expected to have a material adverse effect on Cognate. Closing is expected to occur in the first quarter of 2021.

Charles River and Cognate each made customary representations, warranties and covenants under the Merger Agreement. Cognate has agreed to certain covenants, including among others, that it will use reasonable best efforts to conduct its business in the ordinary course and refrain from taking certain actions until the consummation of the Merger.

The Merger Agreement may be terminated under specified circumstances, including if the Merger is not consummated on or before May 17, 2021 (the “Outside Date”) for any reason other than the nonperformance of the terminating party. If as of such date, the closing condition requiring the expiration or termination of the waiting period under the HSR Act has not been satisfied and all other closing conditions (other than conditions which by their nature are to be satisfied at Closing, but subject to such conditions being waived or capable of being satisfied at Closing) to the Merger have been satisfied or waived, each of Charles River and Cognate shall have the right upon written notice to extend the Outside Date until August 17, 2021.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by stockholders of Charles River or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of Charles River or other security holders.

The Support Agreements

On February 17, 2021, concurrently with and as an inducement for Charles River’s entry into the Merger Agreement, certain shareholders of Cognate as indicated on the signature pages therein (collectively, the “Cognate Shareholders”), which together hold in excess of 90% of the fully diluted capital stock of Cognate, entered into the Support Agreements. Pursuant to the Support Agreements, each Cognate Shareholder agreed to: (i) vote all of its Cognate shares in favor of the approval and adoption of the Merger Agreement, (ii) waive its statutory appraisal rights and (iii) agree to certain other covenants.

Each Cognate Shareholder has agreed that, other than according to the terms of its respective Support Agreements, it will not (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Cognate stock, or (ii) subject to certain limited exceptions, transfer, sell or otherwise dispose of any Cognate shares, in each case, during the term of the Support Agreement. The Support Agreements will terminate if the Merger Agreement is terminated prior to the closing of the Merger.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 7.01 Regulation FD Disclosure.

On February 17, 2021, Charles River issued a press release announcing the transaction. A copy of the press release is attached hereto as Exhibit 99.1. The information being furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by reference in such filing.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit

Number	Title

2.1	Agreement and Plan of Merger, dated as of February 17, 2021, by and among Charles River Laboratories International, Inc., Memphis Merger Sub, Inc., Cognate BioServices, Inc. and Mercury Fund 2 Holdco LLC, solely in its capacity as the initial representative of the Company Shareholders.*

10.1	Form of Support Agreement

99.1	Press release, dated February 17, 2021.

101	Interactive Data Files pursuant to Rule 406 of Regulation S-T formatted in Inline eXtensible Business Reporting Language (“Inline XBRL”)

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule and/or exhibit to the Securities and Exchange commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 17, 2021	CHARLES RIVER LABORATORIES INTERNATIONAL, INC. (Registrant)

	By:	/s/ Bobbie L. King Jr.
Name: Bobbie L. King Jr.
Title: Assistant Secretary

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